Exhibit 5(b)
                              Richards, Layton & Finger
                                  One Rodney Square
                                     P.O. Box 551
                              Wilmington, Delaware 19899
                               Telephone (302) 658-6541
                              Telecopier (302) 658-6548


                                   November 8, 1995



            Alabama Power Capital Trust I
            c/o Alabama Power Company
            600 North 18th Street
            Birmingham, Alabama  35291

                      Re:  Alabama Power Capital Trust I

            Ladies and Gentlemen:

                      We have acted as special Delaware counsel for
            Alabama Power Company, an Alabama corporation (the "Company"), and Alabama Power Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                      For purposes of giving the opinions hereinafter set
            forth, our examination of documents has been limited to the examination of originals or copies of the following:

                      (a) The Certificate of Trust of the Trust, dated November 8, 1995 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 8, 1995;

                      (b) The Trust Agreement of the Trust, dated as of November 8, 1995, between the Company and the trustees of the Trust named therein;

                      (c) The preliminary prospectus, dated November 8, 1995 (the "Prospectus"), relating to the ___% Preferred Securities of the Trust representing
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            Alabama Power Capital Trust I
            November 8, 1995
            Page 2



            preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities");

                      (d) The Registration Statement (the "Registration Statement") on Form S-3, including a form of Amended and Restated Trust Agreement of the Trust, to be entered into among the Company, the trustees of the Trust named therein and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust (the "Trust Agreement"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about November 8, 1995; and

                      (e) A Certificate of Good Standing for the Trust, dated November 8, 1995, obtained from the Secretary of State.

                      Initially capitalized terms used herein and not
            otherwise defined are used as defined in the Trust Agreement.


                      For purposes of this opinion, we have not reviewed
            any documents other than the documents listed in paragraphs
            (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
            (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                      With respect to all documents examined by us, we
            have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                      For purposes of this opinion, we have assumed (i)
            the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under
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            Alabama Power Capital Trust I
            November 8, 1995
            Page 3



            the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) the power and authority of each of the parties to the documents examined by us to execute and deliver, and to perform its obligations under, such
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            Alabama Power Capital Trust I
            November 8, 1995
            Page 4



            documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement, the Registration Statement and the Prospectus, and (vii) the issuance and sale of the Preferred Securities to the Preferred Security Holders in accordance with the Trust Agreement, the Registration Statement and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

                      This opinion is limited to the laws of the State of
            Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                      Based upon the foregoing, and upon our examination
            of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                      1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. section 3801, et seq.

                      2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                      3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.
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            Alabama Power Capital Trust I
            November 8, 1995
            Page 5



                      We consent to the filing of this opinion with the
            Securities and Exchange commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of
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            Alabama Power Capital Trust I
            November 8, 1995
            Page 6



            Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                          Very truly yours,

                                          /s/Richards, Layton & Finger



            CDK/pma
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